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                                                                     EXHIBIT 4.5

                                  SPECIMEN NOTE

            This Note is a Global Note within the meaning of the Base Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Base Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

            Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. 001                                         CUSIP No. 008190AH3
$250,000,000                                    ISIN US008190AH38

                       AFFILIATED COMPUTER SERVICES, INC.

                           5.20% SENIOR NOTES DUE 2015

            AFFILIATED COMPUTER SERVICES, INC., a corporation organized under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Base Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED AND FIFTY MILLION Dollars ($250,000,000) on June 1, 2015 (the "Maturity Date") and to pay interest thereon from June 6, 2005 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2005 (each an "Interest Payment Date"), at a rate of 5.20% per annum until the principal hereof is paid or made available for payment, and on any overdue principal and premium, if any, at a rate of 5.20% per annum and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at a rate of 5.20% per annum compounded semi-annually. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be calculated as provided in the Base Indenture and the Second Supplemental Indenture. In the event that an Interest Payment Date or the Maturity Date, as the case may be, is not a Business Day, then payment of interest or principal, as the case may be, payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on such date and no interest shall accrue on the

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amount so payable from the period from and after such Interest Payment Date or
Maturity Date, as the case may be. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Base Indenture and the Second Supplemental Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the May 15 or November 15, as the case may be, next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of Notes not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Base Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made, at the option of the Company and upon prior notice to the Trustee, by check mailed to the registered Holder at such address as shall appear in the security register or by wire transfer to an account designated by a Holder in writing not less than 10 days prior to the date of payment.

            The indebtedness evidenced by this Note is, to the extent provided in the Base Indenture and the Second Supplemental Indenture, equal in right of payment with all other unsecured and unsubordinated indebtedness of the Company, and this Note is issued subject to the provisions of the Base Indenture and the Second Supplemental Indenture with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes and directs the Trustee on his or her behalf to be bound by such provisions. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the provisions contained herein and in the Base Indenture and the Second Supplemental Indenture by each Holder of unsecured and unsubordinated indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such Holder or creditor upon said provisions.

            This Note shall not be entitled to any benefit under the Base Indenture or the Second Supplemental Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

            The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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            IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                               AFFILIATED COMPUTER SERVICES,
                                               INC.

                                               By:__________________________
                                               Name:
                                               Title:

Attest:

By:______________________________
   Name:
   Title:

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                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities (as defined below) of the series designated therein referred to in the within-mentioned Base Indenture and the Second Supplemental Indenture thereto.

THE BANK OF NEW YORK TRUST COMPANY N.A., as Trustee

By:__________________________
   Authorized Officer

Dated:_______________________

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                                (REVERSE OF NOTE)

            This Note is one of a duly authorized series of securities of the Company (herein sometimes referred to as the "Security"), issued or to be issued in one or more series under and pursuant to an Indenture dated as of June 6, 2005 (the "Base Indenture"), duly executed and delivered between the Company and The Bank of New York Trust Company, N.A. (the "Trustee"), as supplemented by the Second Supplemental Indenture, dated as of June 6, 2005 (the "Second Supplemental Indenture"), between the Company and the Trustee, to which Base Indenture and Second Supplemental Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Security. By the terms of the Base Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This Security is the series designated on the face hereof (the "Notes") and is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

            This Note may be redeemed by the Company in whole or in part, at any time at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as determined by the Reference Treasury Dealer, plus 20 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to the Redemption Date.

            In case an Event of Default, as defined in the Base Indenture as supplemented by the Second Supplemental Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Base Indenture.

            The Base Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of each series affected to execute supplemental indentures for the purpose of adding any provisions to the Base Indenture or of modifying in any manner the rights of the Holders of the Security; provided, however, that no such supplemental indenture shall, without the consent of each Holder affected, (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of, premium on or any mandatory sinking fund payment with respect to, or change the Stated Maturity of, any Security or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable on a declaration of acceleration of the Maturity thereof pursuant to Section 6.02 of the Base Indenture; (iv) reduce the premium, if any, payable on the redemption of any Security or change the time at which any Security may or shall

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be redeemed; (v) change any obligation of the Company to pay Additional Amounts with respect to any Security; (vi) change the coin or currency or currencies (including composite currencies) in which any Security or any premium, interest or Additional Amounts with respect thereto are payable; (vii) impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Security pursuant to Sections 6.07 and 6.08 of the Base Indenture, except as limited by
Section 6.06 thereof; (viii) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Base Indenture pursuant to Section 6.04 or 6.07 thereof or make any change to the provisions of the Base Indenture relating to the same; or (ix) waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities. The Base Indenture also contains provisions permitting the Holders of a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class), subject to Sections 6.07 and 9.02 of the Base Indenture, to waive an existing or past Default or Event of Default with respect to that series or all series, as the case may be, and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities of that series or all series or a solicitation of consents in respect of Securities of that series or all series, provided that in each case that offer or solicitation is made to all Holders of then outstanding Securities of that series or all series (but the terms of that offer or solicitation may vary from series to series)), except (1) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on or any Additional Amounts with respect to any Security or (2) a continued Default in respect of a provision that under Section 9.02 of the Base Indenture cannot be amended or supplemented without the consent of each Holder affected. Any such waiver by the registered Holder of this Note (unless revoked as provided in the Base Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such waiver is made upon this Note.

            No reference herein to the Base Indenture or the Second Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

            As provided in the Base Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the security register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in New York, New York duly endorsed by the registered Holder hereof or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

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            No service charge will be made for any such transfer, but the
Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

            Prior to due presentment of this Note for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may treat the registered Holder hereof as the owner hereof (whether or not this Note shall be overdue) and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Base Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

            The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Base Indenture. Notes so issued are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000. As provided in the Base Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

            All terms used in this Note that are defined in the Base Indenture or the Second Supplemental Indenture shall have the meanings assigned to them therein.

            THE BASE INDENTURE, THE SECOND SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.